 Exhibit 99.2

The Links at Plum Creek | Castle Rock, CO

BLUEROCK RESIDENTIAL GROWTH REIT™

Q1 2018 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Sorrel | Frisco, TX

Wesley Village | Charlotte, NC

1

Bluerock Residential Growth REIT, Inc.

First Quarter 2018

Supplemental Financial Information

(Unaudited)

Table of Contents

First Quarter Earnings Release	3

Financial and Operating Highlights	15

Share and Unit Information	16

EBITDAre and Interest Information	17

Financial Statistics	18

Recent Acquisitions	19

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	20

Portfolio Information	21

Mezzanine/Preferred Investments	22

Condensed Consolidated Balance Sheets	23

Consolidated Statements of Operations	24

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)	25

Mortgages Payable Summary Information	26

2018 Outlook	28

Definitions of Non-GAAP Financial Measures	29

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces First Quarter 2018 Results

- Total Revenues Grew 49% YoY to $41.9 Million -

- Reaffirms Full Year 2018 AFFO Guidance -

New York, NY (May 8, 2018) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multi-family apartment communities, announced today its financial results for the quarter ended March 31, 2018.

First Quarter Highlights

•	Total revenues grew 49% to $41.9 million for the quarter from $28.2 million in the prior year period.

•	Net loss attributable to common stockholders for the first quarter of 2018 was ($0.40) per share, as compared to net loss attributable to common stockholders of ($0.20) per share in the prior year period.

•	Property Net Operating Income (“NOI”) grew 31% to $21.0 million, from $16.0 million in the prior year period.

•	Same store Revenue and NOI increased 5.4% and 3.5% respectively, as compared to the prior year period.

•	Adjusted funds from operations attributable to common shares and units (“AFFO”) grew 21% to $5.6 million, from $4.6 million in the prior year period. AFFO per share is $0.18 for the quarter as compared to $0.18 in first quarter 2017.

•	Consolidated real estate investments, at cost, increased approximately $65 million to $1.5 billion.

•	The Company invested approximately $61 million in a 264-unit highly amenitized community and grew development mezzanine loans by approximately $22 million.

•	Repurchased 530,693 shares of stock during the first quarter at an average price of $7.92 per share, for a total cost of approximately $4.2 million.

•	The Company entered into a $50 million junior credit facility agreement.

“We had an active start to the year as we produced strong results for the first quarter, and delivered AFFO which exceeded our dividend payment,” said Ramin Kamfar, Company Chairman and CEO. “We also closed on the acquisition of a multi-family community for $61 million and strengthened our balance sheet as we established a $50 million junior revolving credit facility. We enter the second quarter with greater financial flexibility and capacity in pursuing our strategy of owning highly amenitized communities in targeted knowledge-economy growth markets.”

3

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Financial Results

Net loss attributable to common stockholders for the first quarter of 2018 was $9.4 million, compared to a net loss of $5.0 million in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $18.2 million or $0.59 per share in the first quarter of 2018 compared to $13.9 million or $0.55 per share for the prior year period.

AFFO for the first quarter of 2018 was $5.6 million, or $0.18 per diluted share, compared to $4.6 million, or $0.18 per diluted share in the prior year period. AFFO was primarily impacted by growth in property NOI of $5.0 million and interest income of $3.7 million arising from significant investment activity. This was primarily offset by a year-over-year rise in interest expense of $3.0 million, general and administrative expenses of $1.9 million, and preferred stock dividends of $2.4 million.

Total Portfolio Performance

$ In thousands, except average rental rates	1Q18	1Q17	Variance
Total Revenues (1)	$41,871	$28,183	48.6%
Property Operating Expenses	$15,658	$10,619	47.5%
NOI	$21,017	$16,041	31.0%
Operating Margin	57.3%	60.2%	(290	) bps
Occupancy Percentage	93.5%	94.3%	(80	) bps
Average Rental Rate	$1,227	$1,254	-2.2%

(1) Including interest income from related parties

For the first quarter of 2018, property revenues increased by 37.6% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $21.0 million, an increase of $5.0 million, or 31.0%, compared to the same period in the prior year.

Property NOI margins were 57.3% of revenue for the quarter, compared to 60.2% of revenue in the prior year quarter. Property NOI margins were impacted by the sales of stabilized assets owned for longer time periods and the recent purchase of replacement properties that have not yet achieved the same level of operational efficiency. Property operating expenses were up primarily due to the increased size of the portfolio.

Same Store Portfolio Performance

$ In thousands, except average rental rates	1Q18	1Q17	Variance
Revenues	$20,781	$19,725	5.4%
Property Operating Expenses	$8,594	$7,946	8.2%
NOI	$12,187	$11,779	3.5%
Operating Margin	58.6%	59.7%	(110	) bps
Occupancy Percentage	93.8%	94.0%	(20	) bps
Average Rental Rate	$1,284	$1,225	4.8%

For the first quarter of 2018, same store NOI was $12.2 million, an increase of $408,000, or 3.5%, compared to the same period in the prior year. Same store property revenues increased by 5.4% compared to the same prior year period, primarily attributable to a 4.8% increase in average rental rates, offset by average occupancy decreasing 20 basis points to 93.8%. Same store expenses were impacted by an approximate $400,000 increase in real estate taxes due to higher valuations by municipalities and lower 2017 tax expense as a result of 2016 real estate tax true-ups recorded in the 2017 period. The Company’s same store portfolio for the quarter ended March 31, 2018 included 16 properties.

4

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

First Quarter Acquisition Activity

•	On March 26, 2018, acquired an 88% indirect interest in a 264-unit apartment community located in Castle Rock, Colorado, known as Links at Plum Creek. The total purchase price was approximately $61.1 million, funded in part with a $40.0 million mortgage loan on the Links at Plum Creek.

•	On March 28, 2018, increased its mezzanine loan in the Flagler Village development by $21.0 million.

Balance Sheet

On March 20, 2018, the Company, through its operating partnership, entered into a $50 million credit agreement (the “Junior Credit Facility”) with KeyBank National Association and other lenders. The Junior Credit Facility matures in March 2019, and borrowings bear interest, at the Company’s option, at LIBOR plus 4.00%, or the base rate plus 3.00%.

The Company raised gross proceeds of approximately $18.5 million through the sale of 18,531 shares of Series B preferred stock with associated warrants at $1,000 per unit.

As of March 31, 2018, the Company had $31.5 million of unrestricted cash on its balance sheet, approximately $23.2 million available among its revolving credit facilities, and $1.1 billion of debt outstanding.

Dividend Details

The Board of Directors authorized, and the Company declared, a quarterly dividend for the first quarter of 2018 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of March 23, 2018, which was paid in cash on April 5, 2018. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

On April 13, 2018, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of April 25, 2018, which was paid in cash on May 4, 2018, and as of May 25, 2018, and June 25, 2018, which will be paid in cash on June 5, 2018 and July 5, 2018, respectively.

2018 Guidance

Based on the Company’s current outlook and market conditions, the Company reiterates 2018 AFFO in the range of $0.65 to $0.70 per share. For additional guidance details, please see page 28 of Company’s First Quarter 2018 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com). Subsequent to issuing 2018 guidance in February 2018, the Company revised its presentation of AFFO attributable to common stockholders to reflect AFFO attributable to common shares and units.  The estimated weighted average diluted shares and units outstanding used to calculate AFFO per share now includes noncontrolling interests – operating partnership units.  As the Company’s presentation now also includes the impact of AFFO attributable to operating partnership units, and as shares and units are treated on a one-for-one basis, there is no change to projected AFFO per share for purposes of 2018 AFFO guidance.

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Tuesday, May 8, 2018 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until June 8, 2018 at http://services.choruscall.com/links/brg180508.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10119871.

The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through Core+ improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2018, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of March 31, 2018:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)		% Occupied (3)
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	95%	$1,269		97%
ARIUM Glenridge	Atlanta, GA	480	1990	90%	1,122		96%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,323		97%
ARIUM Gulfshore	Naples, FL	368	2016	95%	1,288		95%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,330		97%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,294		96%
ARIUM Palms	Orlando, FL	252	2008	95%	1,309		97%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	85%	1,208		99%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,492		93%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,061		92%
Citrus Tower	Orlando, FL	336	2006	97%	1,234		97%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,712		96%
James on South First	Austin, TX	250	2016	90%	1,264		94%
Marquis at Crown Ridge	San Antonio, TX	352	2009	90%	926		94%
Marquis at Stone Oak	San Antonio, TX	335	2007	90%	1,407		91%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,076		91%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,413		96%
Outlook at Greystone	Birmingham, AL	300	2007	100%	929		89%
Park & Kingston	Charlotte, NC	168	2015	100%	1,251		92%
Preston View	Morrisville, NC	382	2000	100%	1,065		96%
Roswell City Walk	Roswell, GA	320	2015	98%	1,486		95%
Sorrel	Frisco, TX	352	2015	95%	1,235		91%
Sovereign	Fort Worth, TX	322	2015	95%	1,321		92%
The Brodie	Austin, TX	324	2001	93%	1,176		96%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,271		94%
The Mills	Greenville, SC	304	2013	100%	973		90%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,320		94%
Villages at Cypress Creek	Houston, TX	384	2001	80%	1,056		95%
Wesley Village	Charlotte, NC	301	2010	100%	1,223		93%
Consolidated Operating Properties Subtotal/Average		9,872			$1,227		94%

Mezzanine/Preferred Investments	Location	Planned Number of Units			Pro Forma Average Rent (4)
Alexan CityCentre	Houston, TX	340			$2,144
Alexan Southside Place	Houston, TX	270			2,012
APOK Townhomes	Boca Raton, FL	90			2,549
Crescent Perimeter	Atlanta, GA	320			1,749
Domain	Garland, TX	299			1,469
Flagler Village	Fort Lauderdale, FL	385			2,352
Helios	Atlanta, GA	282			1,486
Lake Boone Trail	Raleigh, NC	245			1,271
Vickers Village	Roswell, GA	79			3,176
West Morehead	Charlotte, NC	286			1,507
Whetstone	Durham, NC	204			1,233	(2)
Mezzanine and Preferred Investments Subtotal/Average		2,800			$1,813

Portfolio Properties Total/Average		12,672			$1,360

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended March 31, 2018.

(3) Percent occupied is calculated as (i) the number of units occupied as of March 31, 2018, divided by (ii) total number of units, expressed as a percentage.

(4) Alexan CityCentre, Alexan Southside Place, Helios, and Lake Boone Trail are preferred equity investments with an option to convert into partial ownership upon stabilization. APOK Townhomes, Crescent Perimeter, Domain, Flagler Village, Vickers Village, and West Morehead are mezzanine loan investments. Additionally, APOK Townhomes, Domain, and West Morehead have an option to purchase an indirect property interest upon maturity. Whetstone is currently a preferred equity investment providing a stated investment return. Pro forma average rent represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Consolidated Statement of Operations

For the Three Months Ended March 31, 2018 and 2017

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Net rental income	$32,729	$23,859
Other property revenues	3,946	2,801
Interest income from related parties	5,196	1,523
Total revenues	41,871	28,183
Expenses
Property operating	15,658	10,619
Property management fees	992	732
General and administrative	4,669	1,449
Management fees to related parties	—	2,768
Acquisition and pursuit costs	43	3,182
Management internalization	—	481
Weather-related losses, net	168	—
Depreciation and amortization	15,640	10,944
Total expenses	37,170	30,175
Operating income (loss)	4,701	(1,992)
Other income (expense)
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,461	2,572
Gain on sale of real estate investments	—	16,466
Interest expense, net	(10,117)	(7,118)
Total other (expense) income	(7,656)	11,920

Net (loss) income	(2,955)	9,928
Preferred stock dividends	(8,248)	(5,851)
Preferred stock accretion	(1,112)	(338)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(2,675)	(56)
Partially owned properties	(215)	8,785
Net (loss) income attributable to noncontrolling interests	(2,890)	8,729
Net loss attributable to common stockholders	$(9,425)	$(4,990)

Net loss per common share – Basic	$(0.40)	$(0.20)

Net loss per common share – Diluted	$(0.40)	$(0.20)

Weighted average basic common shares outstanding	24,143,382	24,989,621

Weighted average diluted common shares outstanding	24,143,382	24,989,621

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Consolidated Balance Sheets

First Quarter 2018

(Unaudited and dollars in thousands except for share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$172,095	$169,135
Buildings and improvements	1,302,990	1,244,193
Furniture, fixtures and equipment	40,998	38,446
Construction in progress	1,571	985
Total Gross Real Estate Investments	1,517,654	1,452,759
Accumulated depreciation	(67,163)	(55,177)
Total Net Real Estate Investments	1,450,491	1,397,582
Cash and cash equivalents	31,509	35,015
Restricted cash	25,376	29,575
Notes and accrued interest receivable from related parties	162,912	140,903
Due from affiliates	2,243	2,003
Accounts receivable, prepaid and other assets	13,950	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	71,309	71,145
In-place lease intangible assets, net	2,038	4,635
Total Assets	$1,759,828	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$978,473	$939,494
Revolving credit facilities	99,165	67,670
Accounts payable	1,168	1,652
Other accrued liabilities	20,052	22,952
Due to affiliates	700	1,575
Distributions payable	11,483	14,287
Total Liabilities	1,111,041	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of March 31, 2018 and December 31, 2017	138,939	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 725,000 shares authorized; 202,144 and 184,130 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	178,433	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of March 31, 2018 and December 31, 2017	56,250	56,196

Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,400,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding at March 31, 2018 and December 31, 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,733,296 and 24,218,359 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	237	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of March 31, 2018 and December 31, 2017	1	1
Additional paid-in-capital	315,833	318,170
Distributions in excess of cumulative earnings	(173,632)	(164,286)
Total Stockholders’ Equity	211,144	222,832
Noncontrolling Interests
Operating partnership units	41,428	42,999
Partially owned properties	22,593	20,347
Total Noncontrolling Interests	64,021	63,346
Total Equity	275,165	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,759,828	$1,690,547

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations attributable to common shares and units (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”) definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations attributable to common shares and units (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition and pursuit costs, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee paid to our former Manager only, we further adjusted FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also used AFFO for purposes of determining the quarterly incentive fee paid to our former Manager in prior periods.

Neither FFO nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

We have acquired interests in eleven additional operating properties and sold three properties subsequent to March 31, 2017. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to common shares	$(9,425)	$(4,990)
Add back: Net loss attributable to operating partnership units	(2,675)	(56)
Net loss attributable to common shares and units	(12,100)	(5,046)

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization(1)	14,831	9,914
Gain on sale of real estate investments	—	(7,481)
FFO Attributable to Common Shares and Units	2,731	(2,613)
Common stockholders and operating partnership units pro-rata share of:
Amortization of non-cash interest expense	461	478
Acquisition and pursuit costs	43	3,040
Management internalization	—	481
Non-real estate depreciation and amortization	64	—
Weather-related losses, net	165	—
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(231)	—
Normally recurring capital expenditures	(517)	(294)
Preferred stock accretion	1,112	338
Non-cash equity compensation	1,780	3,201
AFFO Attributable to Common Shares and Units	$5,608	$4,631

Weighted average common shares and units outstanding - diluted	30,995,775	25,273,480

PER SHARE INFORMATION:
FFO Attributable to Common Shares and Units - diluted	$0.09	$(0.10)
AFFO Attributable to Common Shares and Units - diluted	$0.18	$0.18

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

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Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net loss attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to common stockholders	$(9,425)	$(4,990)
Net (loss) income attributable to noncontrolling interests	(2,890)	8,729
Preferred stock dividends	8,248	5,851
Preferred stock accretion	1,112	338
Interest expense, net	10,117	7,118
Depreciation and amortization	15,576	10,944
Gain on sale of real estate investments	-	(16,466)
EBITDAre	$22,738	$11,524
Acquisition and pursuit costs	43	3,182
Management internalization	-	481
Non-real estate depreciation and amortization	64	-
Weather-related losses, net	168	-
Non-cash equity compensation	1,780	3,201
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(231)	-
Adjusted EBITDAre	$24,562	$18,388

12

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Certain amounts in prior periods, related to tenant reimbursements for utility expenses amounting to $1.4 million for the three months ended March 31, 2017, have been reclassified to other property revenues from property operating expenses, to conform to the current period.  In addition, property management fees have been reclassified from property operating expenses.

13

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings Release

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended (1)
	March 31,
	2018	2017
Net loss attributable to common shares	$(9,425)	$(4,990)
Add back: Net loss attributable to operating partnership units	(2,675)	(56)
Net loss attributable to common shares and units	(12,100)	(5,046)
Add Common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	14,831	9,914
Non-real estate depreciation and amortization	64	-
Amortization of non-cash interest expense	461	478
Property management fees	939	649
Management fees	-	2,768
Acquisition and pursuit costs	43	3,040
Corporate operating expenses	4,669	1,449
Management internalization	-	481
Weather-related losses, net	165	-
Preferred dividends	8,248	5,851
Preferred stock accretion	1,112	338
Less Common stockholders and operating partnership units pro-rata share of:
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,461	2,572
Interest income from related parties	5,196	1,523
Gain on sale of real estate investments	-	7,481
Pro-rata share of properties' income	10,775	8,346
Add:
Noncontrolling interest pro-rata share of partially owned property income	607	1,086
Total property income	11,382	9,432
Add:
Interest expense	9,635	6,609
Net operating income	21,017	16,041
Less:
Non-same store net operating income	8,830	4,262
Same store net operating income	$12,187	$11,779

(1) Same Store sales for the three months ended March 31, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, and The Brodie.

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

14

Bluerock Residential Growth REIT, Inc.
Financial and Operating Highlights
For the Three Months Ended March 31, 2018
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
OPERATING INFORMATION	2018	2017	% Change

Total revenue	$41,871	$28,183	48.6%

Total assets	$1,759,828	$1,346,172	30.7%

Property NOI margins	57.3%	60.2%	(4.8)%

Property NOI	$21,017	$16,041	31.0%

Net loss per common share - Diluted	$(0.40)	$(0.20)	-

AFFO attributable to common shares and units per share(1)	$0.18	$0.18	0.0%

(1) See page 29 for the Company's definition of this non-GAAP measurement and reasons for using it.

15

Bluerock Residential Growth REIT, Inc.
Share and Unit Information
First Quarter 2018
(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended March 31, 2018
Class A Common Stock	24,066,779
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	24,143,382
LTIP Units	621,636
OP Units	6,230,757
Weighted Average Common Stock and Total Units Outstanding, Diluted	30,995,775

Outstanding Common Stock and Units at March 31, 2018	31,791,262

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at March 31, 2018	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at March 31, 2018	202,144

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at March 31, 2018	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at March 31, 2018	2,850,602

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to December 31, 2017:

Share Type	Shares and units outstanding December 31, 2017	LTIP Issuances	Share Repurchases	Other	Shares and units outstanding March 31, 2018	Ownership %
Class A Common Stock	24,218,359		(530,693)	45,630	23,733,296	74.7%
Class C Common Stock	76,603				76,603	0.2%
Total share equivalents	24,294,962	-	(530,693)	45,630	23,809,899	74.9%
OP Units	6,230,757				6,230,757	19.6%
LTIP Units	547,208	1,203,398			1,750,606	5.5%
Total noncontrolling interest	6,777,965	1,203,398	-	-	7,981,363	25.1%
Total shares, OP and LTIP Units	31,072,927	1,203,398	(530,693)	45,630	31,791,262	100.0%

16

Bluerock Residential Growth REIT, Inc.
EBITDAre and Interest Information
First Quarter 2018
(Unaudited and dollars in thousands)

Consolidated
Three Months Ended
March 31, 2018
Q1 EBITDAre CALCULATION
Net loss attributable to common stockholders	$(9,425)
Net loss attributable to noncontrolling interests	(2,890)
Preferred stock dividends	8,248
Preferred stock accretion	1,112
Interest expense, net	10,117
Depreciation and amortization	15,576
EBITDAre (1)	$22,738
Acquisition and pursuit costs	43
Non-real estate depreciation and amortization	64
Weather-related losses, net	168
Non-cash equity compensation	1,780
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(231)
Adjusted EBITDAre	$24,562

Modified Q1 EBITDAre calculation (2)
Adjusted EBITDAre	$24,562
Adjustment	642
Modified Q1 EBITDAre	$25,204
Modified Q1 EBITDAre annualized	$100,816

Modified Q1 interest calculation (2)(3)
Interest Expense	$9,635
Adjustment	410
Modified Q1 interest expense	$10,045
Modified Q1 interest expense annualized	$40,180

(1) See page 30 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on January 1, 2018: acquisition of The Links at Plum Creek and additional investments in our preferred investments and mezzanine loans at Alexan CityCentre and Flagler Village. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes fair market value adjustments and amortization of deferred financing costs.

17

Bluerock Residential Growth REIT, Inc.
Financial Statistics
First Quarter 2018
(Unaudited and dollars in thousands)

	Consolidated
	Three Months Ended
	March 31, 2018

Interest Coverage Ratio
Modified Q1 EBITDAre *	$25,204
Modified Q1 interest expense (4) *	$10,045
Interest Coverage Ratio	2.51	x

Quarterly Fixed Charge Coverage Ratio
Modified Q1 interest expense (4) *	$10,045
Preferred stock dividends	$8,248
Total fixed charges	$18,293
Modified Q1 EBITDAre *	$25,204
Modified Q1 EBITDAre fixed charge coverage ratio	1.38	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,084,354
Less: cash (3)	$(56,885)
Net debt (total debt less cash)	$1,027,469
Modified Q1 EBITDAre, (annualized)*	$100,816
Net Debt / Modified EBITDAre Ratio	10.19	x

Leverage as a Percentage of assets
Total debt (1)	$1,084,354
Total undepreciated assets (2)	$1,826,991
Total Debt / Total Undepreciated Assets	59.4%
Net Debt / Net Undepreciated Assets (less cash)	58.0%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$729,476
Total debt (1)	$1,084,354
Total Enterprise Value	$1,813,830
Total Debt / Total Enterprise Value	59.8%
Net Debt / Total Enterprise Value	56.6%

(1) Total debt excludes amortization of fair market value adjustments of $2.5 million and deferred financing costs of $9.2 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes fair market value adjustments and amortization of deferred financing costs.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the March 31, 2018 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on January 1, 2018: acquisition of The Links at Plum Creek and additional investments in our preferred investments and mezzanine loans at Alexan CityCentre and Flagler Village. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

18

Bluerock Residential Growth REIT, Inc.
Recent Acquisitions
(Unaudited)

Summary of Recent Acquisition

Property	Location	Date of Investment	Year Built/ Renovated	Number of Units	Indirect Ownership Interest in Property	Purchase Price (in millions)	Average Rent(1)

The Links at Plum Creek	Castle Rock, CO	3/26/2018	2000	264	88%	$61.1	$1,271

(1) Represents the average effective monthly rent per occupied unit for the three months ended March 31, 2018.

19

Bluerock Residential Growth REIT, Inc.
Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties
For the Three Months Ended March 31, 2018
(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of January 1, 2018	Change	Investment Balance as of March 31, 2018	Preferred Return as of March 31, 2018	AFFO Earned for the Three Months Ended March 31, 2018
Preferred and Equity Investments
Alexan CityCentre	$9,258	$150	$9,408	15.0%	$383
Alexan Southside	20,584	-	20,584	15.0%	802
Helios	16,360	-	16,360	15.0%	605
Lake Boone Trail	11,930	-	11,930	15.0%	441
Whetstone	12,932	-	12,932	0.0%**	-
Other	81	14	95	*	-
	$71,145	$164	$71,309		$2,231

Mezzanine Loans*
APOK Townhomes	$11,365	$-	$11,365	15.0%	$415
Crescent Perimeter	20,622	246	20,868	15.0%	762
Domain	20,536	-	20,536	15.0%	750
Flagler Village***	53,668	21,646	75,314	12.9%	1,996
Vickers Village	9,819	117	9,936	15.0%	363
West Morehead	24,893	-	24,893	15.0%	910
	$140,903	$22,009	$162,912		$5,196

* The company also holds an equity method investment with 0.5% common ownership.

**Commencing April 1, 2017, the Whetstone preferred income is being accrued and not paid currently. Effective October 2, 2017, the preferred return decreased to 6.5% from 15%.

*** The additional funding on the Flagler Village Mezzanine Loan was made on March 28, 2018.

20

Bluerock Residential Growth REIT, Inc.
Portfolio Information
First Quarter 2018
(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent(2)		Revenue per Occupied Unit(3)		Average Occupancy
Consolidated Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,269		$1,404		95.7%
ARIUM Glenridge	Atlanta, GA	480	1990	1,122		1,271		94.9%
ARIUM Grandewood	Orlando, FL	306	2005	1,323		1,436		96.6%
ARIUM Gulfshore	Naples, FL	368	2016	1,288		1,426		95.2%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,330		1,450		96.9%
ARIUM Metrowest	Orlando, FL	510	2001	1,294		1,466		95.7%
ARIUM Palms	Orlando, FL	252	2008	1,309		1,442		95.3%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,208		1,415		96.1%
ARIUM Westside	Atlanta, GA	336	2008	1,492	(4)	1,777	(4)	94.3%
Ashton Reserve	Charlotte, NC	473	2015	1,061		1,154		91.0%
Citrus Tower	Orlando, FL	336	2006	1,234		1,355		95.0%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,712		1,772		95.5%
James on South First	Austin, TX	250	2016	1,264		1,420		92.3%
Marquis at Crown Ridge	San Antonio, TX	352	2009	926		1,038		92.3%
Marquis at Stone Oak	San Antonio, TX	335	2007	1,407		1,501		91.1%
Marquis at The Cascades	Tyler, TX	582	2009	1,076		1,166		89.7%
Marquis at TPC	San Antonio, TX	139	2008	1,413		1,509		96.1%
Outlook at Greystone	Birmingham, AL	300	2007	929		1,109		88.4%
Park & Kingston	Charlotte, NC	168	2015	1,251		1,340		93.7%
Preston View	Morrisville, NC	382	2000	1,065		1,166		93.2%
Roswell City Walk	Roswell, GA	320	2015	1,486		1,704		93.8%
Sorrel	Frisco, TX	352	2015	1,235		1,344		91.1%
Sovereign	Fort Worth, TX	322	2015	1,321		1,471		93.1%
The Brodie	Austin, TX	324	2001	1,176		1,348		92.9%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,271		1,312		94.6%
The Mills	Greenville, SC	304	2013	973		1,073		87.7%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,320		1,470		90.6%
Villages at Cypress Creek	Houston, TX	384	2001	1,056		1,133		95.5%
Wesley Village	Charlotte, NC	301	2010	1,223		1,312		92.8%

Total Consolidated Operating Properties		9,872		$1,227		$1,360		93.5%

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$2,144	(5)	N/A		N/A
Alexan Southside Place	Houston, TX	270		2,012	(5)	N/A		N/A
APOK Townhomes	Boca Raton, FL	90		2,549	(5)	N/A		N/A
Crescent Perimeter	Atlanta, GA	320		1,749	(5)	N/A		N/A
Domain	Garland, TX	299		1,469	(5)	N/A		N/A
Flagler Village	Fort Lauderdale, FL	385		2,352	(5)	N/A		N/A
Helios	Atlanta, GA	282		1,486	(5)	N/A		N/A
Lake Boone Trail	Raleigh, NC	245		1,271	(5)	N/A		N/A
Vickers Village	Roswell, GA	79		3,176	(5)	N/A		N/A
West Morehead	Charlotte, NC	286		1,507	(5)	N/A		N/A
Whetstone	Durham, NC	204		1,233		N/A		N/A

Total Mezzanine/Preferred Investments		2,800		$1,813		N/A		N/A

Total Portfolio		12,672		$1,360		$1,360		93.5%

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended March 31, 2018.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended March 31, 2018.

(4) Represents average rent and revenue per occupied unit for residential units only and excludes the property's retail space.

(5) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

21

Bluerock Residential Growth REIT, Inc.
Mezzanine/Preferred Investments
As of March 31, 2018
(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name(1)	Actual/Planned Number of Units	Total Actual/Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/Estimated Construction Cost Per Unit	Total Available Financing (in millions)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations(2)
Whetstone	204	$37.0	$37.0	$181,373	$26.3	N/A	3Q14	3Q15	4Q16
Alexan CityCentre	340	$83.2	$80.5	$244,706	$55.1	4Q14	2Q17	4Q17	2Q19
Helios	282	$51.4	$50.4	$182,270	$38.1	4Q15	2Q17	4Q17	1Q19
Alexan Southside Place	270	$49.0	$46.7	$181,481	$31.6	4Q15	4Q17	1Q18	2Q19
Lake Boone Trail	245	$40.2	$34.4	$164,082	$25.2	2Q16	3Q17	4Q18	3Q19
Vickers Village	79	$30.7	$24.3	$388,608	$18.0	2Q16	3Q18	4Q18	3Q19
APOK Townhomes	90	$28.9	$20.2	$321,111	$18.7	2Q17	3Q18	1Q19	3Q19
Crescent Perimeter	320	$70.0	$44.0	$218,750	$44.7	4Q16	4Q18	2Q19	4Q19
Domain	299	$52.6	$30.0	$175,920	$36.7	1Q17	4Q18	2Q19	4Q19
West Morehead	286	$60.0	$38.6	$209,790	$41.8	4Q16	4Q18	2Q19	4Q19
Flagler Village	385	$135.4	$37.0	$351,688	$81.2	1Q18	3Q19	3Q20	3Q21

(1) Alexan CityCentre, Alexan Southside Place, Helios, and Lake Boone Trail are preferred equity investments with an option to convert into partial ownership upon stabilization. APOK Townhomes, Crescent Perimeter, Domain, Flagler Village, Vickers Village, and West Morehead are mezzanine loan investments. Additionally, APOK Townhomes, Domain, and West Morehead have an option to purchase indirect property interest upon maturity.

(2) We defined stabilized occupancy as attainment of 90% physical occupancy.

22

Bluerock Residential Growth REIT, Inc.
Condensed Consolidated Balance Sheets
First Quarter 2018
(Unaudited and dollars in thousands except for share and per share data)

	March 31, 2018	December 31, 2017
ASSETS
Net Real Estate Investments
Land	$172,095	$169,135
Buildings and improvements	1,302,990	1,244,193
Furniture, fixtures and equipment	40,998	38,446
Construction in progress	1,571	985
Total Gross Real Estate Investments	1,517,654	1,452,759
Accumulated depreciation	(67,163)	(55,177)
Total Net Real Estate Investments	1,450,491	1,397,582
Cash and cash equivalents	31,509	35,015
Restricted cash	25,376	29,575
Notes and accrued interest receivable from related parties	162,912	140,903
Due from affiliates	2,243	2,003
Accounts receivable, prepaid and other assets	13,950	9,689
Preferred equity investments and investments in unconsolidated real estate joint ventures	71,309	71,145
In-place lease intangible assets, net	2,038	4,635
Total Assets	$1,759,828	$1,690,547

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$978,473	$939,494
Revolving credit facilities	99,165	67,670
Accounts payable	1,168	1,652
Other accrued liabilities	20,052	22,952
Due to affiliates	700	1,575
Distributions payable	11,483	14,287
Total Liabilities	1,111,041	1,047,630
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; and 5,721,460 issued and outstanding as of March 31, 2018 and December 31, 2017	138,939	138,801
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 725,000 shares authorized; 202,144 and 184,130 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	178,433	161,742
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; and 2,323,750 issued and outstanding as of March 31, 2018 and December 31, 2017	56,250	56,196

Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 230,400,000 shares authorized; none issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 issued and outstanding at March 31, 2018 and December 31, 2017	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,733,296 and 24,218,359 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	237	242
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of March 31, 2018 and December 31, 2017	1	1
Additional paid-in-capital	315,833	318,170
Distributions in excess of cumulative earnings	(173,632)	(164,286)
Total Stockholders’ Equity	211,144	222,832
Noncontrolling Interests
Operating partnership units	41,428	42,999
Partially owned properties	22,593	20,347
Total Noncontrolling Interests	64,021	63,346
Total Equity	275,165	286,178
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$1,759,828	$1,690,547

23

Bluerock Residential Growth REIT, Inc.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2018 and 2017
(Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Net rental income	$32,729	$23,859
Other property revenues	3,946	2,801
Interest income from related parties	5,196	1,523
Total revenues	41,871	28,183
Expenses
Property operating	15,658	10,619
Property management fees	992	732
General and administrative	4,669	1,449
Management fees to related parties	—	2,768
Acquisition and pursuit costs	43	3,182
Management internalization	—	481
Weather-related losses, net	168	—
Depreciation and amortization	15,640	10,944
Total expenses	37,170	30,175
Operating income (loss)	4,701	(1,992)
Other income (expense)
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,461	2,572
Gain on sale of real estate investments	—	16,466
Interest expense, net	(10,117)	(7,118)
Total other (expense) income	(7,656)	11,920
Net (loss) income	(2,955)	9,928
Preferred stock dividends	(8,248)	(5,851)
Preferred stock accretion	(1,112)	(338)
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(2,675)	(56)
Partially owned properties	(215)	8,785
Net (loss) income attributable to noncontrolling interests	(2,890)	8,729
Net loss attributable to common stockholders	$(9,425)	$(4,990)

Net loss per common share - Basic	$(0.40)	$(0.20)

Net loss per common share – Diluted	$(0.40)	$(0.20)

Weighted average basic common shares outstanding	24,143,382	24,989,621
Weighted average diluted common shares outstanding	24,143,382	24,989,621

24

Bluerock Residential Growth REIT, Inc.
Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) Attributable to Common Shares and Units
For the Three Months Ended March 31, 2018
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to common shares	$(9,425)	$(4,990)
Add back: Net loss attributable to operating partnership units	(2,675)	(56)
Net loss attributable to common shares and units	(12,100)	(5,046)

Common stockholders and operating partnership units pro-rata share of:
Real estate depreciation and amortization	14,831	9,914
Gain on sale of real estate investments	—	(7,481)
FFO Attributable to Common Shares and Units	2,731	(2,613)
Common stockholders and operating partnership units pro-rata share of:
Amortization of non-cash interest expense	461	478
Acquisition and pursuit costs	43	3,040
Management internalization	—	481
Non-real estate depreciation and amortization	64	—
Weather-related losses, net	165	—
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(231)	—
Normally recurring capital expenditures	(517)	(294)
Preferred stock accretion	1,112	338
Non-cash equity compensation	1,780	3,201
AFFO Attributable to Common Shares and Units	$5,608	$4,631

Weighted average common shares and units outstanding - diluted	30,995,775	25,273,480

PER SHARE INFORMATION:
FFO Attributable to Common Shares and Units - diluted	$0.09	$(0.10)
AFFO Attributable to Common Shares and Units - diluted	$0.18	$0.18

25

Bluerock Residential Growth REIT, Inc.
Mortgages Payable Summary Information
As of March 31, 2018
(Unaudited and dollars in thousands)

Mortgages Payable

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$26,925	3.84%	LIBOR + 2.17% (1)	February 1, 2023
ARIUM Glenridge	48,431	4.15%	LIBOR + 2.48 (1)	November 1, 2023
ARIUM Grandewood	34,294	3.49%	Floating (2)	December 1, 2024
ARIUM Gulfshore	32,626	3.84%	LIBOR + 2.17% (1)	February 1, 2023
ARIUM Hunter’s Creek	72,294	3.65%	Fixed	November 1, 2024
ARIUM Palms	24,999	3.89%	LIBOR + 2.22% (1)	September 1, 2022
ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashton Reserve I	31,272	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,270	4.29%	LIBOR + 2.62% (1)	January 1, 2026
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Enders Place at Baldwin Park (3)	24,169	4.30%	Fixed	November 1, 2022
James on South First	26,500	4.35%	Fixed	January 1, 2024
Marquis at Crown Ridge	29,071	3.28%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at Stone Oak	43,125	3.28%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades I	33,207	3.28%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at The Cascades II	23,175	3.28%	LIBOR + 1.61% (1)	June 1, 2024
Marquis at TPC	17,094	3.28%	LIBOR + 1.61% (1)	June 1, 2024
Park & Kingston (4)	18,432	3.41%	Fixed	April 1, 2020
Preston View	41,066	3.74%	LIBOR + 2.07% (1)	March 1, 2024
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
Sorrel	38,684	3.96%	LIBOR + 2.29% (1)	May 1, 2023
Sovereign	28,650	3.46%	Fixed	November 10, 2022
The Brodie	34,825	3.71%	Fixed	December 1, 2023
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	26,659	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	36,138	4.65%	Fixed	January 5, 2023
Villages at Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,545	4.25%	Fixed	April 1, 2024
Total	985,189
Fair value adjustments	2,530
Deferred financing costs, net	(9,246)
Total	$978,473
Weighted Average Interest Rate	3.84%

(1) In March 2018, one month LIBOR in effect was 1.67%. One month LIBOR at March 31, 2018 was 1.88%.

(2) The principal balance includes the initial advance of $29.44 million at a floating rate of 1.67% plus one-month LIBOR and a $4.85 million supplemental loan at a floating rate of 2.74% plus one-month LIBOR. At March 31, 2018, the interest rates on the initial advance and supplemental loan were 3.34% and 4.41%, respectively.

(3) The principal balance includes a $16.5 million loan at a fixed rate of 3.97% and a $7.7 million supplemental loan at a fixed rate of 5.01%.

(4) The principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

26

Bluerock Residential Growth REIT, Inc.
Mortgages Payable Summary Information Continued
As of March 31, 2018
(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2018	$2,040	$1,628	$3,668	0.37%
2019	4,509	3,508	8,017	0.81%
2020	26,584	4,488	31,072	3.15%
2021	9,487	4,563	14,050	1.43%
2022	83,106	28,979	112,085	11.38%
Thereafter	451,496	364,801	816,297	82.86%
	$577,222	$407,967	$985,189	100.00%
Fair Value Adjustments	2,530	-	2,530
Subtotal	$579,752	$407,967	$987,719
Deferred Financing Costs, net	(5,175)	(4,071)	(9,246)
Total	$574,577	$403,896	$978,473

	Amounts	% of Total	Weighted Average Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$579,752	58.7%	3.96%	6.1
Secured Floating Rate Debt	407,967	41.3%	3.67%	5.8
Total	$987,719	100.0%	3.84%	5.9

27

Bluerock Residential Growth REIT, Inc.
2018 Projected Guidance
(Unaudited and dollars in thousands except for per share data)

	2018 Outlook (3)
	Low	High
Adjusted Funds From Operations Attributable to Common Shares and Units per share	$0.65	$0.70

Operations
Existing operating portfolio revenues (1)	$146,300	$147,200
Property operating margin	57.1%	57.5%
Property management fee as a percentage of revenue	2.8%	2.8%
General and administrative expenses (2)	11,800	11,700
Income from preferred equity & mezzanine investments	31,300	31,300

Noncontrolling interest, preferred stock and share count assumptions
Noncontrolling interest percentage of AFFO – Operating Partnership Units	22.9%	22.9%
Noncontrolling interest percentage of AFFO - Partially owned properties	6.3%	6.0%
Series B redeemable preferred stock raise	115,000	165,000
Preferred stock dividends	34,900	36,900
Estimated weighted average diluted shares and units outstanding (4)	31,556	31,556

(1) Revenue includes only property level revenues and excludes income from preferred investments and mezzanine loans.

(2) General and administrative expenses exclude non-cash expenses, such as non-cash equity compensation. Non-cash equity compensation for the three months ended March 31, 2018 was $1.8 million.

(3) The Company has not reconciled projected Adjusted Funds From Operations Attributable to Common Shares and Units per share (“AFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

(4) Subsequent to issuing 2018 guidance in February 2018, the Company revised its presentation of AFFO attributable to common stockholders to reflect AFFO attributable to common shares and units.  The estimated weighted average diluted shares and units outstanding used to calculate AFFO per share now includes noncontrolling interests – operating partnership units.  As the Company’s presentation now also includes the impact of AFFO attributable to operating partnership units, and as shares and units are treated on a one-for-one basis, there is no change to projected AFFO per share for purposes of 2018 AFFO guidance.

28

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations, Attributable to Common Shares and Units

Funds from operations attributable to common shares and units (“FFO”), is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with U.S. generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations attributable to common shares and units (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition and pursuit costs, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in eleven additional operating properties and sold three properties subsequent to March 31, 2017. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

29

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net loss attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to common stockholders	$(9,425)	$(4,990)
Net (loss) income attributable to noncontrolling interests	(2,890)	8,729
Preferred stock dividends	8,248	5,851
Preferred stock accretion	1,112	338
Interest expense, net	10,117	7,118
Depreciation and amortization	15,576	10,944
Gain on sale of real estate investments	-	(16,466)
EBITDAre	$22,738	$11,524
Acquisition and pursuit costs	43	3,182
Management internalization	-	481
Non-real estate depreciation and amortization	64	-
Weather-related losses, net	168	-
Non-cash equity compensation	1,780	3,201
Non-cash preferred returns and equity in income of unconsolidated real estate joint ventures	(231)	-
Adjusted EBITDAre	$24,562	$18,388

30

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended (1)
	March 31,
	2018	2017
Net loss attributable to common shares	$(9,425)	$(4,990)
Add back: Net loss attributable to operating partnership units	(2,675)	(56)
Net loss attributable to common shares and units	(12,100)	(5,046)
Add common stockholders and operating partnership units pro-rata share of:
Depreciation and amortization	14,831	9,914
Non-real estate depreciation and amortization	64	-
Amortization of non-cash interest expense	461	478
Property management fees	939	649
Management fees	-	2,768
Acquisition and pursuit costs	43	3,040
Corporate operating expenses	4,669	1,449
Management internalization	-	481
Weather-related losses, net	165	-
Preferred dividends	8,248	5,851
Preferred stock accretion	1,112	338
Less common stockholders and operating partnership units pro-rata share of:
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,461	2,572
Interest income from related parties	5,196	1,523
Gain on sale of real estate investments	-	7,481
Pro-rata share of properties' income	10,775	8,346
Add:
Noncontrolling interest pro-rata share of partially owned property income	607	1,086
Total property income	11,382	9,432
Add:
Interest expense	9,635	6,609
Net operating income	21,017	16,041
Less:
Non-same store net operating income	8,830	4,262
Same store net operating income	$12,187	$11,779

(1) Same Store sales for the three months ended March 31, 2018 related to the following properties: Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, Sorrel, ARIUM at Palmer Ranch, ARIUM Gulfshore, The Preserve at Henderson Beach, ARIUM Westside, ARIUM Pine Lakes, James on South First, ARIUM Glenridge, Roswell City Walk, and The Brodie.

31